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                                                                    EXHIBIT 10.2

                 STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT
                 -------------------------------------------


     This Stock Purchase And Share Exchange Agreement ("Agreement") is made and entered into as of the 15/th/ day of June, 2000, by and among Riverdale Development, S.A. ("Seller"), and Flexxtech Holdings, Inc. ("Buyer"), a Nevada Corporation.

     WHEREAS, the Seller owns the following:

     A. One Hundred Thousand (100,000) shares of the common stock of Accesspoint Corporation ("Accesspoint") and desires to sell such shares to Flexxtech on the terms and subject to the conditions contained herein; and,
     B. One Hundred Thousand (100,000) shares of the common stock of Easyrider, Inc. ("Easyriders") and desires to sell such shares to Flexxtech on the terms and subject to the conditions contained herein; and,
     C. One Hundred Thousand (100,000) shares of the common stock of Ameri-First Financial ("Ameri-First") and desires to sell such shares to Flexxtech on the terms and subject to the conditions contained herein; and,
     D. One Hundred Eighty Thousand (180,000) shares of the common stock of opitv.com ("opitv") and desires to sell such shares to Flexxtech on the terms and subject to the conditions contained herein.

     WHEREAS, Buyer desires to purchase One Hundred Thousand (100,000) shares of common stock of Accesspoint, 100,000 shares of common stock of Easyriders, 100,000 shares of common stock of Ameri-First, and 180,000 shares of common stock of opitv; on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises made herein and in consideration of the representations and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

               SALE AND PURCHASE OF THE ACCESSPOINT, EASYRIDERS,
               -------------------------------------------------
                          AMERI-FIRST AND OPITV SHARES
                          ----------------------------


     1.1  Sale and Purchase of the shares. Subject to the terms and conditions
          -------------------------------
          of this Agreement, the Seller hereby agrees to sell to Buyer and Buyer agrees to purchase from the Seller, the 100,000 Accesspoint shares, 100,000 Easyriders shares, 100,000 Ameri-First shares, and 180,000 of opitv shares.
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     1.2  Purchase Price. The purchase price ("Purchase Price") for the
          --------------
          Accesspoint Shares, Easyriders Shares, Ameri-First Shares, and opitv Shares, shall be the sum of Nine Hundred Thirty Thousand Dollars ($930,000). The following is the value and break-down per issue.

          100,000 shares Accesspoint is valued at $450,000
          100,000 shares Easyriders is valued at $100,000
          100,000 shares Ameri-First is valued at $200,000
          180,000 shares opitv.com is valued at $180,000.

          Total:                                $930,000

     1.3 The Purchase Price shall be paid to the Seller in the following manner:
          A. Buyer shall issue One Million Five Hundred Thousand (1,500,000) Shares of the Common Stock of Flexxtech Corporation.


                                   ARTICLE II
                                   ----------

                                    CLOSING
                                    -------

     2.1       The Closing. The Closing date is the date of execution of this
               -----------
               Agreement, June 15, 2000.

               A. At closing Buyer agrees to issue the shares of Flexxtech in whole or in part and in names directed by Seller.


                                  ARTICLE III
                                  -----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------


     3.1  Effectiveness. This Agreement shall be effective and binding when
          -------------
          signed by all parties hereto.
     3.2  Governing Law. This Agreement and the rights and obligations of any
          -------------
          party hereto shall be governed by the substantive laws of the State of Nevada.
     3.3  Prevailing Party Clause. In the event of any litigation arising as a
          -----------------------
          result of breach of this Agreement or failure to perform hereunder or failure of any representation herein, the party or parties prevailing in such dispute shall be entitled to collect the costs of such dispute, including reasonable attorneys' fees or costs, from the party prevailing.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and the year first above written.

                                            BUYER:
                                            FLEXXTECH HOLDINGS, INC.


     Date: June 15, 2000                    By: __________________________
                                                Brian G. Kulhanjian, President


                                            SELLER:
                                            RIVERDALE DEVELOPMENT, S.A.

     Date: June 15, 2000                    By: _____________________________